Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement of our report dated June 23, 2011 relating to the financial statements of Fisk Building Associates L.L.C. for the year ended December 31, 2009, our report dated June 22, 2011 relating to the financial statements of Lincoln Building Associates L.L.C. for the year ended December 31, 2009, our reports dated June 17, 2010 relating to the financial statements of 250 West 57th St. Associates L.L.C. and 60 East 42nd St. Associates L.L.C. for the year ended December 31, 2009, our report dated October 5, 2010 relating to the consolidated financial statements of Empire State Building Associates L.L.C. for the year ended December 31, 2009 (the aforementioned financial statements not presented separately in the Registration Statement); our report dated June 23, 2011 relating to the consolidated financial statements of Empire State Building Company L.L.C. and Affiliates for the year ended December 31, 2009, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Margolin, Winer & Evens LLP

Garden City, New York

May 8, 2012